Exhibit 28(j)(ii)

Consent of Ernst & Young, LLP

 Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the EIC Value Fund (Class A, Class C, and Institutional Class), Montibus Small Cap Growth Fund (Class A, Adviser Class, and Institutional Class), Quality Dividend Fund (Class A and Class C), Mount Lucas U.S. Focused Equity Fund (Class I), Sirios Focus Fund (Institutional Class) and SkyBridge Dividend Value Fund (Class I) dated September 1, 2014, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the EIC Value Fund, Montibus Small Cap Growth Fund, Quality Dividend Fund, Mount Lucas U.S. Focused Equity Fund, Sirios Focus Fund and SkyBridge Dividend Value Fund dated September 1, 2014, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 104 to File No. 333-141120; Amendment No. 106 to File No. 811-22027) of FundVantage Trust of our reports dated June 27, 2014 with respect to the financial statements and financial highlights of the EIC Value Fund, Montibus Small Cap Growth Fund, Quality Dividend Fund, Mount Lucas U.S. Focused Equity Fund, Sirios Focus Fund and SkyBridge Dividend Value Fund, included in the 2014 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 27, 2014